Ex. (l)(2)

[LETTERHEAD OF VENABLE LLP]

June 18, 2026

Cohen & Steers Quality Income Realty Fund, Inc.

1166 Avenue of the Americas

New York, New York 10036

Re: Registration Statement on Form N-2:

    1933 Act File No. 333-296589

    1940 Act File No. 811-10481

Ladies and Gentlemen:

We have served as Maryland counsel to Cohen & Steers Quality Income Realty Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of (a) the distribution of up to 134,517,543 transferable subscription rights (the “Rights”) to holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on June 18, 2026, and (b) the registration of the offering and sale of up to 44,839,181 shares (the “Shares”) of Common Stock upon exercise of the Rights. Each Share is issuable upon the exercise of three Rights. The distribution of the Rights and the offering and sale of the Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.   The Registration Statement, in the form filed with the Commission under the 1933 Act and the 1940 Act;

2.   The Prospectus, dated June 8, 2026 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated June 18, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the issuance of the Rights and the Shares, substantially in the form in which it was transmitted to the Commission pursuant to Rule 424(b) under the 1933 Act;

3.   The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Cohen & Steers Quality Income Realty Fund, Inc.

June 18, 2026

4.   The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.   A certificate as of a recent date of the SDAT as to the good standing of the Company;

6.   Resolutions adopted by the Board of Directors of the Company relating to the issuance of the Rights and the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.   The Subscription Agent Agreement, dated as of June 17, 2026 (the “Subscription Agent Agreement”), by and among the Company, Computershare Trust Company, N.A., a national banking association, and Computershare, Inc., a Delaware corporation;

8.   The form of Subscription Rights Certificate to subscribe for the Shares (the “Rights Certificate”), certified as of the date hereof by an officer of the Company;

9.   A certificate executed by an officer of the Company, dated as of the date hereof; and

10.   Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.   Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.   Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.   Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.   All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

Cohen & Steers Quality Income Realty Fund, Inc.

June 18, 2026

All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.   Upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.   The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.   The issuance of the Rights has been duly authorized by all necessary corporate action on the part of the Company and, upon issuance and delivery of the Rights Certificate in accordance with the Subscription Agent Agreement, the Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.   The sale and issuance of the Shares have been duly authorized and, when and if issued and paid for upon exercise of the Rights pursuant to the Resolutions, the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in paragraph 2 above is also subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

Cohen & Steers Quality Income Realty Fund, Inc.

June 18, 2026

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

     Very truly yours,

        /s/ VENABLE LLP